File No. 333-110040
                                                      Filed under Rule 424(b)(3)


               PROSPECTUS SUPPLEMENT NO. 2 DATED NOVEMBER 29, 2004


          To the Prospectus dated October 28, 2003, as supplemented by Prospectus Supplement No. 1 dated November 6, 2003



                               CYTOGEN CORPORATION

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     This prospectus supplement  supplements,  and should be read in conjunction with, the prospectus, as previously supplemented, dated October 28, 2003, relating to $60,000,000 in shares of our common stock that we may offer and sell from time to time. We will receive all of the proceeds from any shares sold. The prospectus was filed as part of our registration statement on Form S-3 (No. 333-110040).

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     INVESTING  IN OUR COMMON  STOCK  INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK
FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS.

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     NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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     No dealer,  salesperson or any other person has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus, as previously supplemented, and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus supplement and the prospectus, as previously supplemented, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus supplement or the prospectus, as previously supplemented, nor any sale made hereunder or thereunder shall, under any circumstance, create any implication that the information contained herein or therein is correct as of any time subsequent to the date hereof.

Issuance of Common Stock

     On November 19, 2004, we entered into Addendum No. 2 to the Stock Exchange Agreement dated as of June 15, 1999, as amended, among the Company and the stockholders

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and  debtholders of Prostagen,  Inc. The Addendum was effective  immediately and provides that we shall deliver such number of shares of our common stock having a value equal to $500,000 within ten business days of the date of the Addendum. We are hereby registering 50,000 shares of our common stock to be issued to the stockholders and debtholders of Prostagen in connection with Addendum No. 2. The prospectus provides for the sale of up to $60,000,000 in registered shares of our common stock.


                                November 29, 2004